EXHIBIT 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, William M. Caldwell, IV, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that the annual report on Form 10-K of Advanced Cell Technology, Inc. for the fiscal year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Advanced Cell Technology, Inc.

Dated: March 16, 2010	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Principal Executive Officer, Principal Financial Officer